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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  October 8, 1999


                      GREASE MONKEY HOLDING CORPORATION
        -------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


         Colorado                   000-9812                    87-0321320
----------------------------  ---------------------        -------------------
(State or other jurisdiction  (Commission File No.)         (I.R.S. Employer
      of incorporation)                                    Identification No.)



   633 17th Street,  Suite 400, Denver, Colorado                   80202
---------------------------------------------------        -------------------
     (Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number, including area code:  (303) 308-1660

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ITEM 5.  OTHER EVENTS.

    As previously reported by the Company, on December 15, 1998, a demand for arbitration was made against the Company by Navfam, Inc. based upon the Company's alleged breach of a Software License Agreement dated April 7, 1998. The matter was governed by the American Arbitration Association in Los Angeles, California, and was assigned Case No. 72Y1140138198. On October 8, 1999, the arbitrator found that the Company wrongfully repudiated the agreement, and Navfam, Inc. was awarded approximately $579,000 in damages, plus pre-judgment interest. The arbitrator's award is binding and not subject to appeal. The Company is currently negotiating with Navfam, Inc. regarding the terms of the payment due to Navfam, Inc.




















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                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 19, 1999

                                       GREASE MONKEY HOLDING CORPORATION




                                       By:  /s/ Rex L. Utsler
                                            -----------------
                                            Rex L. Utsler, President and Chief
                                            Operating Officer





















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